UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 19, 2022
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01	Completion or Acquisition or Disposition of Assets

On August 19, 2022, pursuant to the previously announced arrangement agreement (the “Arrangement Agreement”), dated June 13, 2023, as amended on June 23, 2022, August 5, 2022 and August 15, 2022, between Uranium Energy Corp. (the “Company”), UEC 2022 Acquisition Corp. (“UEC Acquisition Co.”), a wholly owned subsidiary of the Company, and UEX Corporation (“UEX”), the Company through UEC Acquisition Co. acquired all of the issued and outstanding common shares of UEX (each, a “UEX Share”) that it did not already own by way of a statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act (the “Transaction”).

The Arrangement, which was approved by the holders of UEX Shares (the “UEX Shareholders”), the holders of options (“UEX Options”) of UEX (the “UEX Optionholders”), and the holders of restricted share units (“UEX RSUs”) of UEX (the “UEX RSU Holders” and collectively with the UEX Shareholders and the UEX Optionholders, the “UEX Securityholders”) at the Special Meeting of UEX Securityholders held on August 15, 2022, and was subsequently approved by the Supreme Court of British Columbia on August 18, 2022, provided, among other things, as follows at closing:

(a)
each issued and outstanding UEX Share, other than UEX Shares that were already owned by the Company, was exchanged for 0.090 (the “Exchange Ratio”) of one common share of the Company (each whole share, a “UEC Share”);

(b)
each issued and outstanding UEX Option was exchanged for a replacement option (each, a “Replacement Option”) entitling the holder to purchase the number of UEC Shares equal to the product of the Exchange Ratio multiplied by the number of UEX Shares issuable upon exercise of such UEX Option immediately prior to the effective time of the Arrangement being 12:01 a.m. (Pacific Time) on August 19, 2022 (the “Effective Time”);

(c)
each warrant to purchase a UEX Share (each, a “UEX Warrant”) outstanding as at the Effective Time continues in effect on the same terms and conditions, subject to adjustments required after giving effect to the Arrangement, including that each UEX Warrant will entitle the holder to purchase the number of UEC Shares equal to the product of the Exchange Ratio multiplied by the number of UEX Shares issuable upon exercise of such UEX Warrant immediately prior to the Effective Time; and

(d)
each UEX RSU outstanding immediately prior to the Effective Time will vest and be deemed to have been settled and fully extinguished by UEX issuing to the holder of such UEX RSUs the number of UEX Shares the holder is entitled to under each UEX RSU, and such holder received such number of UEC Shares in exchange for their UEX Shares in the manner specified in (a) above.

Pursuant to the Arrangement the Company is not required to issue or deliver fractions of UEC Shares or to distribute share certificates which evidence fractional UEC Shares and the number of UEC Shares required to be issued to each UEX Securityholder shall be rounded down to the nearest whole number.

On August 19, 2022, the Company issued 48,518,745 shares of common stock pursuant to the closing of the Arrangement to Computershare Investor Services Inc. in trust for the unexchanged shareholders of UEX, as Computershare Investor Services Inc. is acting as the depositary for the exchange.

The Company may be required to issue up to 6,962,340 shares of common stock pursuant to the exercise of Replacement Options and UEX Warrants, subject to rounding down for any fractional interests.

The foregoing description of the Arrangement Agreement, as amended, does not purport to be complete and is qualified in its entirety by (i) the Arrangement Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on June 17, 2022, (ii) the first Amending Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 17, 2022, (iii) the second Amending Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 11, 2022, and (iv) the third Amending Agreement, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on August 15, 2022.

The acquisition financial statements of UEX including any required pro forma financial information are not being filed with this Current Report on Form 8-K and will be filed on or before November 4, 2022.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Arrangement Agreement, as amended, described in Item 2.01 of this Current Report on Form 8-K, the Company issued an aggregate of 48,518,745 shares of common stock. The Company relied upon the exemption from the registration requirements under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), provided by Section 3(a)(10) of the U.S. Securities Act. In addition, in connection with the issuance of 2,301,750 Replacement Options pursuant to the Arrangement Agreement, as amended, the Company will also be relying upon the exemption from the registration requirements provided by Section 3(a)(10) under the U.S. Securities Act for the issuance of such Replacement Options.

Item 8.01	Other Events

On August 22, 2022, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release announcing the closing of the previously announced plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act, pursuant to which UEC acquired all of the issued and outstanding common shares of UEX Corporation (“UEX”) that it did not already own. The Arrangement was approved at a special meeting of UEX securityholders held on August 15, 2022 and was subsequently approved by the Supreme Court of British Columbia on August 18, 2022. Pursuant to the terms of the Arrangement, UEX shareholders received 0.090 common shares of UEC for each UEX common share held.

UEC intends to submit applications to the Toronto Stock Exchange and to the applicable securities regulators to delist UEX’s existing common shares and for UEX to cease to be a reporting issuer, respectively.

Amir Adnani, President and CEO stated: “We are pleased to have completed our acquisition of UEX. This marks UEC’s second successful highly accretive M&A transaction in the last year, creating the largest diversified North American focused uranium company. We welcome UEX shareholders to UEC and appreciate the vote of confidence in supporting our transaction. The competing interest for UEX from other industry participants further validates the significant upside and strategic rationale we identified in UEX’s portfolio of high-grade projects in the world-class Athabasca Basin of Saskatchewan. We look forward to working with our new stakeholders and the joint venture partners, including Cameco, Orano and Denison.”

Mr. Adnani continued: “The Company’s acquisitions of Uranium One Americas (“U1A”) and UEX have created substantial shareholder value, with meaningful expansion of our production capabilities and resource pipeline. The U1A transaction doubled UEC’s processing capacity, In-Situ Recovery (“ISR”) resources and permitted projects in the United States, while the UEX transaction doubles the size of our measured and indicated uranium resources.  With no debt and over $180 million of cash and liquid assets, including physical uranium, UEC has an unparalleled industry position to capitalize on nuclear power’s growing role as a climate change solution, contributing towards the mega trends of decarbonization, electrification and energy transition.”

Mr. Adnani concluded: “There is an emerging trend by Western utilities to secure supplies from uranium projects in politically stable and proven jurisdictions, this is a strong fit with UEC’s permitted, and production-ready U.S. ISR projects and extensive growth pipeline in Canada.  UEC’s sector leading strategy as the fastest growing, pure play, 100% unhedged uranium company with assets only in the Western Hemisphere is a key differentiator in this emerging uranium bull market.”

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated August 22, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: August 24, 2022.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer